As filed with the Securities and Exchange Commission on August 30, 2021

File No.____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State of other jurisdiction of incorporation or organization)

15151 Springdale Street

Huntington Beach, CA, 92649

Phone: (949) 381-1834

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Legalinc Corporate Services Inc.

155 Kelly Johnson Blvd Suite 111

Colorado Springs, CO 80920

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Nate Steck

Chief Executive Officer

15151 Springdale Street

Huntington Beach, CA, 92649

Phone: (949) 381-1834

Email: nate@nateshomemade.com

7389	46-3403755
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PRELIMINARY OFFERING CIRCULAR

August __ 2021

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

NATE’s FOOD CO.

UP TO 770,000,000 SHARES OF COMMON STOCK

PRICE: $0.0025 PER SHARE

MINIMUM INVESTMENT: $0.01 (4 SHAREs)

SEE “SECURITIES BEING OFFERED” AT PAGE 40

Nate’s Food Co, Inc., a Colorado corporation (the “Company,” “we,” “us,” “our,” or “ours”) is offering a maximum of up to 770,000,000 shares of our Common Stock, par value $0.0001 per share (referred to herein as the “Shares” or the “Common Stock”) in a “Tier 2” offering under Regulation A (the “Offering”). The minimum investment amount per investor in this offering is $0.01, or four (4) share of Common Stock.

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Nate Steck, who will not receive any commissions or other remunerations for her efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. See “Plan of Distribution” on page 17 in this Offering Circular.

All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.0025 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or to pay for the expenses of this Offering. Our Common Stock is quoted on the OTC Pink No Information Tier of OTC Markets under the symbol, “NHMD.” On August 20, 2021, the last reported sale price of our Common Stock was $0.0037 per share.

The approximate date of the commencement of the sales of the Shares in this Offering will be within two calendar days from the date on which the Offering is qualified by the Securities and Exchange Commission (the “SEC” or the “Commission”) and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional one year, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

2

Investing in our securities involves a high degree of risk, including the risk that you could lose all of your investment. Please read the section entitled “Risk Factors” beginning on page 8 of this Offering Circular about the risks you should consider before investing.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

		PRICE TO	SELLING AGENT	PROCEEDS TO
Number of Common Stock Shares		PUBLIC	COMMISSIONS	THE COMPANY (1)
Per Share	1	$0.0025	0.00	$0.0025
Maximum Offering	770,000,000	$1,925,000	0.00	$1,925,000

(1)

Before the payment of our expenses in this Offering which we estimate will be approximately $9,500. See “Use of Proceeds” appearing on page 24 of this Offering Circular. All expenses of the offering will be paid for by us using the proceeds of this Offering.

If all the Shares are not sold in the Company’s Offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering, which the Company estimates at $9,500. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases Shares will have no assurance that any monies, beside their own, will be subscribed to in the Offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this Offering are being paid for by the Company from the proceeds of the Offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular is following the offering circular format described in Part II of Form 1-A

The date of this Offering Circular is August __, 2021

3

4

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. We take no take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Shares.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this Offering Circular relating to industry data are taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The industry market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	whose net worth, or joint net worth with the person’s spouse or spousal equivalent, exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.

had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

3.

is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.

is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

5

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Shares. You should read this entire offering circular carefully, especially the risks of investing in the Shares discussed under “Risk Factors,” before making an investment decision. In this Offering Circular, ‘‘Nate’s Food Co,’’ “Nate’s,” “the “Company,’’ ‘‘we,’’ “NHMD,” ‘‘us,’’ and ‘‘our,’’ refer to Nate’s Food Co. unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending May 31. Unless otherwise indicated, the term ‘‘Shares” refers to shares of the Company’s Common Stock. All dollar amounts refer to US dollars unless otherwise indicated.

The Company

Nate’s Food Co. was a food manufacturing and product company that manufactured, distributed and sold ready-to-use, pre-mixed pancake and waffle batter. Production of the pre-mix pancake and waffle batter was halted in January 2018. On August 23, 2021, the Company’s Board of Directors voted to cease operations of the pre-mixed pancake and waffle batter and have the company begin engaging in “Bitcoin Mining” – i.e. the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plan to initially place this Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. We have not sold any generated any revenues to date or acquired any Bitcoin Mining equipment.

Bitcoin Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. The Company will only mine Bitcoin.

Our business is located at 15151 Springdale Street Huntington Beach, CA, 92649. Our telephone number is (954) 271-2704. Our E-Mail address is investors@nateshomemade.com. The address of our web site is www.natesfoodco.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

Nate’s Foods Co. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Colorado on January 12, 2000. Nate’s Foods Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Foods Co. The Company’s Board of Directors is currently exploring options on changing the name of company to reflect its new business operations.

6

THE OFFERING

Securities being offered by the Company	770,000,000 shares of Common Stock, at a fixed price of $0.0025 offered by us directly under this Offering Circular.

Securities being offered by the Selling Stockholders	None.

Offering price per share	$0.0025

Number of shares of Common Stock outstanding before the offering	537,774,616 shares of Common Stock are currently issued and outstanding.

Number of shares of Common Stock outstanding after the offering	1,307,774,616 shares of Common Stock will be issued and outstanding if we sell all of the shares we are offering herein.

Number of other classes of stock outstanding before the offering

The following shares are currently issued and outstanding:

1,940,153 shares Series A Preferred Stock

150,000 shares of Series B Preferred Stock

250,000 shares of Series C Preferred Stock

6,350,000 shares of Series D Preferred Stock

14,989,500 shares of Series E Preferred Stock

Number of other classes of stock outstanding after the offering of common stock

The following shares are currently issued and outstanding:

1,940,153 shares Series A Preferred Stock

150,000 shares of Series B Preferred Stock

250,000 shares of Series C Preferred Stock

6,350,000 shares of Series D Preferred Stock

14,989,500 shares of Series E Preferred Stock

The minimum number of shares to be sold in this offering	None.

Market for the shares of Common Stock	Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On August 20, 2021, the last reported sale price of our Common Stock was $0.0037 per share.

Use of Proceeds

We intend to use the proceeds of this Offering to pay all of the expenses of the Offering, and to use the remaining proceeds to fund our Bitcoin Mining operations. We will also use a portion of the proceeds from this offering for general operating capital. We reserve the right to change the foregoing use of proceeds if management believes it is in the best interests of the Company.

Termination of the Offering

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional one year, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this Offering Circular for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

7

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this Offering Circular. The statements contained in this Offering Circular that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited operating history with respect to our new line of business. Such limited operating history may not provide an adequate basis to judge our future prospects and results of operations.

We have limited experience and a limited operating history as a company seeking to engage in Bitcoin Mining in which to assess our future prospects as a company, as we only started this new line of business in August 2021 when we expanded to include the new line of business related to Bitcoin Mining. With respect to our Bitcoin Mining operations, we are a new entrant into an industry with many experienced participants with significantly greater experience and resources than us. There is no guarantee we will be successful in generating revenues from our Bitcoin operations, which could significantly harm our operating results, and our viability as a Company. Our limited operating history may not provide a meaningful basis for investors to evaluate our business, financial performance, and prospects with respect to either line of our business.

Our management has concluded that there is a substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph expressing substantial doubt relating to our ability to continue as a going concern in its audit report.

The Company has incurred operating losses since our inception. In addition, current liabilities exceeded current assets. There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations. Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying audited consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

We may fail to successfully execute our business plan.

Our shareholders may lose their entire investment if we fail to execute our business plan. Our prospects must be considered in light of the following risks and uncertainties, including but not limited to, competition, the erosion of ongoing revenue streams, the ability to retain experienced personnel and general economic conditions. We cannot guarantee that we will be successful in executing our business plan. If we fail to successfully execute our business plan, we may be forced to cease operations, in which case our shareholders may lose their entire investment.

8

We are a reporting company under the Exchange Act; however, we may elect to terminate our reporting requitements under the Exchange and proceed under the reporting rules set forth in Regulation A for Tier 2 issuers. In this event, we will would subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies and our investors could receive less information than they might expect to receive from exchange traded public companies.

Currently, we are required to file public reports on an ongoing basis as a Reporting Company under the Exchange Act. In the event we terminated our obligations under the Exchange Act we would then be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

We are reliant on the efforts of our executive officers, Nate Steck and Marc Kassoff

We rely on our officers and directors, Nate Steck and Marc Kassoff, and will need additional key personnel to grow our business, and the loss of key personnel or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our Chief Executive Officer, who has expertise that could not be easily replaced if we were to lose her services.

The ability of officers and directors to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Voting control of the Company is held by Nate Steck and Marc Kassoff, our officers and directors, who own approximately 80% of the voting power of the Company because they currently own 99.9% of the shares of Series A Preferred Stock, which carries 1,000 votes per share, giving them voting control of the Company. Because of this voting control, they will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our officers and directors may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our officers and directors.

The current outbreak of the coronavirus may have a negative effect on our ability to conduct our business and operations and may also cause an overall decline in the economy as a whole and could materially harm our Company.

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

The Company has borrowed funds from our Officer and Director, Marc Kassoff

The Company has borrowed $361,075 from our officer/director, Marc Kassoff. As at May 31, 2021 and 2020, the total amount owed to this officer was $361,075 and $334,056, respectively. Of the May 31, 2021 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017 and currently is in default, and as at May 31, 2021 and 2020, accrued interest of $28,079 and $22,379 in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2016 and currently in default and as at May 31, 2021 and 2020, accrued interest of $48,202 and $41,008 in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $232,173 of the loan includes $17,019 reclassified from accounts payable is at 0% interest, and is due on demand. These notes payable is not evidenced by a written note and is unsecured. Any demand by Mr. Kassoff to repay these loans immediately could have a material adverse effect on our business, results of operations or financial condition.

9

Risks Related to our Bitcoin Mining Business

Currently, there is relatively limited use of Bitcoin in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect our results of operations.

Bitcoin has only recently become accepted as a means of payment for goods and services by certain major retail and commercial outlets and use of Bitcoin by consumers to pay such retail and commercial outlets remains limited. Conversely, a significant portion of Bitcoin demand is generated by speculators and investors seeking to profit from the short- or long-term holding of Bitcoin. Many industry commentators believe that Bitcoin’s best use case is as a store of wealth, rather than as a currency for transactions, and that other cryptocurrencies having better scalability and faster settlement times will better serve as currency. This could limit Bitcoin’s acceptance as transactional currency. A lack of expansion by Bitcoin into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the Bitcoin Index Price, either of which could adversely affect our results of operations.

If regulatory changes or interpretations require the regulation of Bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which Bitcoins are treated for classification and clearing purposes. In particular, Bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate Bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

To the extent that Bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude Bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our Bitcoin Mining operations. Any such action may adversely affect an investment in us.

We may not be able to respond quickly enough to changes in technology and technological risks, and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our planned products obsolete or less attractive. Our mining equipment may become obsolete, and our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to remain competitive. We cannot provide assurance that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete.

10

We are increasingly dependent on information technology systems and infrastructure (cyber security).

Our operations are potentially vulnerable to breakdown or other interruption by fire, power loss, system malfunction, unauthorized access and other events such as computer hackings, cyber-attacks, computer viruses, worms or other destructive or disruptive software. Likewise, data privacy breaches by persons with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. It is critical that our systems provide a continued and uninterrupted performance for our business to generate revenues. There can be no assurance that our efforts will prevent significant breakdowns, breaches in our systems or other cyber incidents that could have a material adverse effect upon our business, operations or financial condition of the Company.

If we are unable to attract, train and retain technical and financial personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain key management, technical, regulatory and financial personnel. Recruiting and retaining capable personnel with experience in pharmaceutical products is vital to our success. There is substantial competition for qualified personnel, and competition is likely to increase. We cannot assure you we will be able to attract or retain the technical and financial personnel we require. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

The SEC is continuing its probes into public companies that appear to incorporate and seek to capitalize on the blockchain technology, and may increase those efforts with novel regulatory regimes and determine to issue additional regulations applicable to the conduct of our business or broadening disclosures in our filings under the Securities Exchange Act Of 1934.

As the SEC stated previously, it is continuing to scrutinize and commence enforcement actions against companies, advisors and investors involved in the offering of cryptocurrencies and related activities. At least one Federal Court has held that cryptocurrencies are “securities” for certain purposes under the Federal Securities Laws.

According to a recent report published by Lex Machina, securities litigation in general and those that are related to blockchain, cryptocurrency or Bitcoin specifically, showed a marked increase during the first two quarters of 2018 as compared to 2017. The total number of securities cases that referenced “blockchain,” “cryptocurrency” or “Bitcoin” in the pleadings tripled in the first half of 2018 alone compared to 2017.On the same day, the SEC announced its first charge against unregistered broker-dealers for selling digital tokens after the SEC issued The DAO Report in 2017. The SEC charged TokenLot LLC (TokenLot), a self-described “ICO Superstore”, and its owners, Lenny Kugel and Eli L. Lewitt, with failing to register as broker-dealers. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other federal and state agencies.

Recently, the SEC on February 11, 2020, filed charges against an Ohio-based businessman who allegedly orchestrated a digital asset scheme that defrauded approximately 150 investors, including many physicians. The agency alleges that Michael W. Ackerman, along with two business partners, raised at least $33 million by claiming to investors that he had developed a proprietary algorithm that allowed him to generate extraordinary profits while trading in cryptocurrencies. The SEC’s complaint alleges that Ackerman misled investors about the performance of his digital currency trading, his use of investor funds, and the safety of investor funds in the Q3 trading account. The complaint further alleges that Ackerman doctored computer screenshots taken of Q3’s trading account to create. In reality, as alleged, at no time did Q3’s trading account hold more than $6 million and Ackerman was personally enriching himself by using $7.5 million of investor funds to purchase and renovate a house, purchase high end jewelry, multiple cars, and pay for personal security services.

In another recent action filed on March 16, 2020, the SEC obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. and obtained an asset freeze and other emergency relief to halt an ongoing securities fraud perpetrated by a former state senator and two others who bilked investors in and outside the U.S. The SEC’s complaint alleges that Florida residents Robert Dunlap and Nicole Bowdler worked with former Washington state senator David Schmidt to market and sell a purported digital asset called the “Meta 1 Coin” in an unregistered securities offering, conducted through the Meta 1 Coin Trust. The complaint alleges that the defendants made numerous false and misleading statements to potential and actual investors, including claims that the Meta 1 Coin was backed by a $1 billion art collection or $2 billion of gold, and that an accounting firm was auditing the gold assets. The defendants also allegedly told investors that the Meta 1 Coin was risk-free, would never lose value and could return up to 224,923%. According to the complaint, the defendants never distributed the Meta 1 Coins and instead used investor funds to pay personal expenses and for other personal purposes.

11

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide digital currency-related services or that accept digital currencies as payment, including financial institutions of investors in our securities.

A number of companies that provide Bitcoin and/or other digital currency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with digital currencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital currencies has been particularly harsh. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide Bitcoin and/or derivatives on other digital currency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of digital currencies as a payment system and harming public perception of digital currencies, and could decrease their usefulness and harm their public perception in the future.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which could adversely affect the company.

Although currently Bitcoin, Ethereum, and other cryptocurrencies, the Blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect the Company. Such circumstances could have a material adverse effect on the ability of the Company to continue as a going concern or to pursue this business opportunity at all, which could have a material adverse effect on the business, prospects or operations of the Company and potentially the value of any cryptocurrencies the Company holds or expects to acquire for its own account and harm investors.

If regulatory changes or interpretations require the regulation of Bitcoin or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, the Commodity Futures Trading Commission (the “CFTC”), the Internal Revenue Service (“IRS”), Department of Treasury or other agencies or authorities, the Company may be required to register and comply with such regulations, including at a state or local level. To the extent that the Company decides to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to the Company. The Company may also decide to cease certain operations. Any disruption of the Company’s operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Company.

Our digital currencies may be subject to loss, theft or restriction on access.

There is a risk that some or all of our digital currencies could be lost or stolen. Digital currencies are stored in digital currency sites commonly referred to as “wallets” by holders of digital currencies which may be accessed to exchange a holder’s digital currency assets. Hackers or malicious actors may launch attacks to steal, compromise or secure digital currencies, such as by attacking the digital currency network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital currency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

12

Incorrect or fraudulent digital currency transactions may be irreversible.

Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a digital currency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our digital currency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen digital currency. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any Bitcoin or other digital currencies we mine or otherwise acquire or hold for our own account.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other digital currency mine can require massive amounts of electrical power. Our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis with a reliable supplier, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision or electricity to mining operations. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, our business would experience materially negative impacts.

Because we don’t expect to initially host our own Bitcoin Mining equipment, our business is dependent on 3rd parties maintaining the equipment and providing adequate service. Any disruptions in service from these 3rd parties could negatively impact our business.

We do not expect to initially host our Bitcoin Mining equipment. We plan to use 3rd parties to host, maintain, and service the equipment on our behalf. If these 3rd parties cease operations or have other disruptions to the services, we have engaged them to provide, our Bitcoin Mining operations may be halted without any recourse available by the Company. Such a result could harm the value of your investment in the Company.

We do not anticipate having a predictable stream of revenue from Bitcoin Mining operations, and the variability of our revenues from Bitcoin Mining may result in cash shortfalls, which would in turn have a material adverse effect on us.

We cannot predict with any certainty the future performance that will be realized on our Bitcoin Mining activities. If we are unable to achieve a sufficient level of revenues during our operating period, or if our operating expenses are significantly higher than we expect, we may experience cash shortfalls. If we experience a cash shortfall, we may be forced to cease operations. We have no commitments for future debt or equity financing and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Any equity financing could dilute ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters, which could materially and adversely affect our business, financial condition and results of operations. If we were unable to obtain financing as needed, we could cease to be a going concern.

13

Since there has been limited precedence set for financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions (i.e. receiving or selling Bitcoin) or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation.

In the Internal Revenue Service’s (“IRS”) release titled, “Notice 2014-21”, they stated “For federal tax purposes, virtual currency is treated as property. General tax principles applicable to property transactions apply to transactions using virtual currency.”

Additionally, in the same notice, the following question was asked: “Q-8: Does a taxpayer who “mines” virtual currency (for example, uses computer resources to validate Bitcoin transactions and maintain the public Bitcoin transaction ledger) realize gross income upon receipt of the virtual currency resulting from those activities?” The IRS responded with: A-8: Yes, when a taxpayer successfully “mines” virtual currency, the fair market value of the virtual currency as of the date of receipt is includible in gross income. See Publication 525, Taxable and Nontaxable Income, for more information on taxable income.”

The following are important guidelines that the IRS has put in place in regard to accounting for digital assets:

•	Cryptocurrency is NOT treated as currency to determine losses or gains under tax laws.
•	Taxpayers MUST include the fair market value of the virtual currency as taxable income when it is used to pay for goods or services.
•	The fair market value is determined as of the date acquired; basically, it is (virtually) exchanged for U.S. dollars for tax purposes.
•	A taxpayer can have a virtual loss or gain.

After reviewing the relevant guidance released by the IRS through notices and publications as seen above, we plan to account for our digital assets as follows; Once we commence our operations, we will be paid cryptocurrency once a day from the blockchain. After taking the fair market value of that cryptocurrency payment, it will be recorded as gross income. Once we transfer that cryptocurrency payment to an exchange like Coinbase to “Convert” it to fiat currency, i.e. US dollars, then the ordinary income rate applies to any gain or loss from the conversion if it is different than the fair market value recorded on the date we received the payment.

As an example:

We are paid 1 (one) Bitcoin on March 29, 2021 at which time Bitcoin has a price of $58,000. We will record the fair market value as of March 29, 2021 as gross income, in this case $58,000. We then transfer this one Bitcoin to Coinbase to convert it US Currency on April 1, 2021. On April1, 2021, at the time we convert the Bitcoin into US Currency, the price of Bitcoin is $59,000. Since we recorded a fair market value on March 29, 2021of $58,000 as gross income, the balance, which in this case is $1,000, will be recorded at the ordinary income rate if sold within one year from the time we received it, or at the Capital Gains rate if it has been over a year since we received it.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of Bitcoins as property for tax purposes (in the context of when such Bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as Bitcoins should be treated and taxed as property, and that transactions involving the payment of Bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a Bitcoin passes from one person to another, usually by means of Bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as Bitcoins differently for tax purposes than the IRS. To the extent that a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on Bitcoin users, or imposes sales or value added tax on purchases and sales of Bitcoins for fiat currency, such actions could result in decreased demand for Bitcoins in such jurisdiction, which could impact the price of Bitcoins and negatively impact an investment in our Company.

14

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future which could negatively impact an investment in our Company. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

Risks Related to Our Common Stock and this Offering

Investment in our Common Stock is speculative.

The Shares being sold in this offering are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in our Shares. Before purchasing any of our Shares, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our Common Stock could decline and you may lose all or part of your investment.

There is no current liquid market for the shares of our Common Stock. We may not continue to satisfy the requirements for quotation on the Pink Tier of OTC Markets and, even if we do, an active market for our Common Stock may not develop.

Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On August 20, 2021, the last reported sale price of our Common Stock on the OTC Pink was $0.0037 per share. Under Regulation A, shares of Common Stock that we sell to non-affiliates of the Company in this Offering are freely tradeable and not restricted. Any securities purchased in this Offering by affiliates of the Company are considered control securities. Nonetheless, even though our Common Stock shares are quoted, that does not mean that there is or will be a liquid market for our Common Stock. Whether or not we’re quoted on a market, or listed on an exchange, investors should assume that they may not be able to liquidate their investment for some time, or be able to pledge their shares as collateral, or be able to hold the stock in a traditional brokerage account. Without a liquid market for our Common Stock, it may be impossible for shareholders to be able to value their stock, reducing or eliminating the value of the stock as an incentive. Even if we continue to satisfy the requirements of the OTC Markets Pink Tier, it is not a stock exchange. As a result, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock than there would be if our shares were listed on a stock exchange, which may lead to lower trading prices for our Common Stock.

Our Common Stock price may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for early stage companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market price of our stock, if a trading market for our stock ever develops. If our shareholders sell substantial amounts of their stock in the public market, the price of our stock could fall. These sales also might make it more difficult for us to sell equity, or equity-related securities, in the future at a price we deem appropriate.

The market price of our stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results,
•	changes in general economic conditions,
•	changes in market valuations of similar companies,
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,
•	poor reviews, and
•	the addition or loss of key managerial and collaborative personnel.

15

The market price for our Common Stocks is particularly volatile which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock shares at or above your purchase price, or at all, which may result in substantial losses to you.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock shares will be at any time, or if our Common Stock shares will be able to continue to trade, or as to what effect the sale of shares or the availability of Common Stock shares for sale at any time will have on the prevailing market price.

The sale and issuance of additional shares of our Common Stock could cause dilution as well as the value of our Common Stock to decline.

Investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. Our Amended and Restated Articles of Incorporation, as amended, authorizes the Company to issue up to 1,500,000,000 shares are Common Stock. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our Common Stock. If we do sell or issue more Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in the Company’s Common Stock could seriously decline in value.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares. The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks, and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person, and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

16

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early-stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Subscription Agreement to be used in this Offering contains an indemnification provision.

Section 5 of the Subscription Agreement, a form of which is filed as Exhibit 4.1 hereto, contains an indemnification provision, which requires the subscriber to indemnify, defend and hold harmless the Company, its officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the subscriber in the Subscription Agreement or the breach of any warranty or covenant in the Subscription Agreement by the subscriber. Notwithstanding the foregoing, no representation, warranty, covenant or acknowledgment made by a subscriber in the Subscription Agreement, shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

There is a risk the Offering will not close.

There are numerous possible scenarios pursuant to which this Offering may be abandoned prior to any closing, including a material adverse change or event in the capital markets, which could make it impracticable to consummate the Offering. The emergence of material litigation regarding the Company, the outbreak of war or hostilities, or the Company’s determination that the Offering should be delayed, suspended, or abandoned, due to these or other unforeseeable events.

17

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold at the maximum price of $0.0025 per share, the Shares offered herein will constitute approximately 58.88% of the total Shares of the Company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

As of May 31, 2021, the net tangible book value of the Company was approximately $(1,344,134) based on 537,774,616 shares of Common Stock issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.0025) per share of Common Stock on a proforma basis. Net tangible book value per share consists of shareholders’ equity divided by the total number of shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.0176 per share of Common Stock.

Purchasers of our Common Stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this Offering.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of the date of this Offering. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
	100%	50%	25%	10%
Offering Price	$0.0025	$0.0025	$0.0025	$0.0025
	per share	per share	per share	per share

Net tangible book value	$(0.0025)	$(0.0025)	$(0.0025)	$(0.0025)
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0004	$(0.0004)	$(0.0012)	$(0.0019)
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0029	$0.0021	$0.0013	$0.0006
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0021	$0.0029	$0.0037	$0.0044
	per share	per share	per share	per share

18

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold in this Offering. Offers and sales of the Shares will be made by our management, and specifically by our Chief Executive Officer, Nate Steck, who will not receive any commissions or other remunerations for his efforts. We reserve the right to engage the services of a registered broker-dealer who will offer, sell and process the subscriptions for the Shares, although we do not presently expect to engage such selling agent. If any broker-dealer or other agent/person is engaged to sell our Shares, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons.

The Company has 537,774,616 shares of its Common Stock issued and outstanding as of the date of this Offering Circular. The Company is offering up to 770,000,000 Shares in this Offering. All of the Shares being offered for sale by the Company in this Offering will be sold at a fixed price of $0.0025 per share for the duration of the Offering. There is no minimum amount we are required to raise from the Shares being offered hereby. There is no guarantee that we will sell any of the Shares being offered in this Offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to implement our Company’s business plan or pay for the expenses of this Offering, which we estimate to be $9,500. Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On August 20, 2021, the last reported sale price of our Common Stock was $0.0037 per share.

The approximate date of the commencement of the sales of the Shares will be within two calendar days from the date on which the Offering is qualified by the SEC and on a continuous basis thereafter until the maximum number of Shares offered hereby are sold. All funds received in this Offering will not be placed in escrow and will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering.

This Offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold; (ii) the date that is twelve (12) months from the date that the SEC deems this offering statement qualified, unless extended by our Company for an additional 1 year, or (iii) the date the Offering is earlier terminated by the Company, in its sole discretion. At least every 12 months after this Offering has been qualified by the SEC, if the Offering is still ongoing at such time, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company. No sales of Shares will be made prior to the qualification of the Offering statement by the SEC.

The Shares in this Offering, may be sold or distributed from time to time by Mr. Steck directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication. The Company will pay all expenses the Offering which we expect to be no more than $9,500, using the proceeds of this Offering.

The Company will not be making offers or sales of the Shares in this Offering to residents of the State of Arizona, Florida, Texas, or North Dakota.

19

Procedures for Subscribing

After the qualification of this Offering Statement by the SEC, if you decide to subscribe for any Shares in this Offering, you must request a Subscription Agreement from the Company by emailing us at . You may also request a physical copy of the Subscription Agreement be mailed to you at the address set forth in your email to the Company requesting the Subscription Agreement. The Company will then either email or mail a copy of the Subscription Agreement for your review. If after review, you wish to proceed with an investment in this Offering, you’ll then have to complete the following procedures:

•	Physically execute the Subscription Agreement and then either:

(1)	scan and electronically deliver to us the Subscription Agreement by emailing a signed copy to the Company at investors@natesfoodco.com; or

(2)	mailing a copy of the signed Subscription Agreement to us at 15151 Springdale Street, Huntington Beach, CA 92649; and simultaneously and,

•	Pay the Purchase Price (as such term is defined in the Subscription Agreement) by either:

(1)	wiring the funds directly to the Company’s designated bank account pursuant to the wire instructions set forth on Exhibit A to the Subscription Agreement; or

(2)	mailing a personal check to the Company payable to “Nate’s Food Co..” at 15151 Springdale Street, Huntington Beach, CA 92649.

A form of Subscription Agreement is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The Shares acquired under the Subscription Agreement shall be issued to you by our transfer agent in book entry form upon acceptance of your Subscription Agreement and confirmation of funds received by the Company.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering. See “Investment Amount Limitations” below for more information.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this Offering is one Share. There is no maximum investment amount per subscriber in this Offering.

No Escrow

The proceeds of this Offering will not be placed into an escrow account. We will offer our Shares on a best efforts basis. As there is no minimum offering amount, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

20

Transfer Agent and Registrar

Our transfer agent is Cleartrust LLC, which is located at 16540 Pointe Village Drive, Suite 205, LUTZ, FL, 33558, with a phone number of 813-235-4490 and an email address of INBOX@CLEARTRUSTTRANSFER.COM.

Book-Entry Records of Shares

Ownership of the Shares will be represented in “book-entry” only form directly in the name of the respective owner of the Shares and shall be recorded by the transfer agent and no physical certificates shall be issued, nor received, by the Company or any other person.

Investment Amount Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)

You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a director, executive officer, or general partner of the general partner of the issuer;

(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

21

(vii)

You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)

You are an entity, of a type not listed in the above paragraphs (iv), (v), (vi), (vii), or (viii), not formed for the specific purpose of acquiring the Shares, owning investments in excess of $5,000,000;

(x)

You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)

You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Shares, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(xii)

You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph (xi), and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph (xi).

Selling Restrictions

Notice to prospective investors in Canada

The Offering of the Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Shares may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Shares are offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

22

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Shares may be made to the public in that Relevant Member State other than:

•	To any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

To fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•	In any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This Offering Circular has been prepared on the basis that any offer of Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Shares which are the subject of the Offering contemplated in this Offering Circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of Shares in circumstances in which an obligation arises for us to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

23

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Shares or this Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this Offering, our Company, the Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This Offering Circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This Offering Circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Offering Circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Shares to which this Offering Circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this Offering Circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this Offering. This Offering Circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Shares without disclosure to investors under Chapter 6D of the Corporations Act.

24

The Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Shares must observe such Australian on-sale restrictions.

This Offering Circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Offering Circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This Offering Circular does not constitute a public offer of the Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This Offering Circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Offering Circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

25

Where the Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) A corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire Share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) A trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Shares pursuant to an offer made under Section 275 of the SFA except:

(a) To an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) Where no consideration is or will be given for the transfer;

(c) Where the transfer is by operation of law;

(d) As specified in Section 276(7) of the SFA; or

(e) As specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares) Regulations 2005 of Singapore.

USE OF PROCEEDS

The maximum gross proceeds the Company may receive from the sale of the Shares in this Offering is $1,925,000.

Assuming a maximum raise of $1,925,000, the net proceeds to the Company from this Offering will be approximately $1,915,500, after deducting the estimated offering expenses of approximately $9,500 consisting of legal, accounting, EDGARization, and other fees and expenses incurred in connection with this Offering. Assuming a raise of $1,443,750 (representing 75% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $1,434,250 after deducting the estimated offering expenses. Assuming a raise of $962,500 (representing 50% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $953,000 after deducting the estimated offering expenses. Assuming a raise of $481,250 (representing 25% of the maximum offering amount), the net proceeds to the Company from this Offering will be approximately $471,750, after deducting the estimated offering expenses.

We intend to use the proceeds of this Offering to pay all the expenses of the Offering, and to use the remaining proceeds for the, acquisition of Bitcoin Mining equipment and general operating capital. The Company intends to apply the following priority to the capital raised:

26

Please see the table below for a summary of our intended use of the proceeds from this Offering:

If 770,000,000 shares (100%) are sold:
Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$1,347,500
General operating capital (including costs of offering of $9,500)	$577,500
TOTAL	$1,925,000

If 577,500,000 shares (75%) are sold:
Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$1,010,625
General operating capital (including costs of offering of $9,500)	$433,125
TOTAL	$1,443,750

If 385,000,000 shares (50%) are sold:
Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$673,750
General operating capital (including costs of offering of $9,500)	$288,750
TOTAL	$962,500

If 192,500,000 shares (25%) are sold:
Planned Actions	Estimated Cost to Complete
Bitcoin Mining Equipment	$336,875
General operating capital (including costs of offering of $9,500)	$144,375
TOTAL	$481,250

Because this Offering is a “best efforts” offering, we may close this Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

DESCRIPTION OF BUSINESS

THE COMPANY’S BUSINESS

Overview

Nate’s Food Co. was a food manufacturing and product company that manufactured, distributed and sold ready-to-use, pre-mixed pancake and waffle batter. Production of the pre-mix pancake and waffle batter was halted in January 2018. On August 23, 2021, the Company’s Board of Directors voted to cease operations of the pre-mixed pancake and waffle batter and have the company begin engaging in “Bitcoin Mining” – i.e. the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plan to place this Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. We have not sold any generated any revenues to date or acquired any Bitcoin Mining equipment.

27

Bitcoin Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. The Company will only mine Bitcoin.

Our business is located at 15151 Springdale Street Huntington Beach, CA, 92649. Our telephone number is (954) 271-2704. Our E-Mail address is investors@nateshomemade.com. The address of our web site is www.natesfoodco.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this Offering Circular.

Organizational History

Nate’s Foods Co. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the State of Colorado on January 12, 2000. Nate’s Foods Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Foods Co. The Company’s Board of Directors is currently exploring options on changing the name of company to reflect its new business operations.

Our Common Stock is quoted on the OTC Pink Current Tier of OTC Markets under the symbol, “NHMD.” On August 20, 2021, the last reported sale price of our Common Stock was $0.0038 per share.

Principal Products and Services

The Company intends to use the proceeds from this offering to launch Bitcoin Mining operations, through which the Company expects to generate revenues. The Company intends to earn revenues from Bitcoin Mining by providing transaction verification services within the digital currency network of Bitcoin. The Company satisfies its performance obligation at the point in time that the Company is awarded a unit of Bitcoin through its participation in the Bitcoin’s network and network participants benefit from the Company’s verification service. In consideration for these services, the Company receives Bitcoin, which is recorded as revenue using the closing U.S. Dollar price of the Bitcoin on the date of receipt. The Company will only mine Bitcoin.

Bitcoin Mining

A Bitcoin is one type of an intangible digital asset that is issued by, and transmitted through, an open source, math-based protocol platform using cryptographic security (the “Bitcoin Network”). The Bitcoin Network is an online, peer-to-peer user network that hosts the public transaction ledger, known as the “blockchain,” and the source code that comprises the basis for the cryptography and math-based protocols governing the Bitcoin Network. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by a decentralized user base. Bitcoins can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on Bitcoin exchanges or in individual end-user-to-end-user transactions under a barter system.

Bitcoins are “stored” or reflected on the blockchain. The blockchain records the transaction history of all Bitcoins in existence and, through the transparent reporting of transactions, allows the cryptocurrency network to verify the association of each Bitcoin with the digital wallet that owns them. The network and software programs can interpret the blockchain to determine the exact balance, if any, of any digital wallet listed in the blockchain as having taken part in a transaction on the cryptocurrency network.

Mining is the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners. Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. To begin mining, a user can download and run the network mining software, which turns the user’s computer into a node on the network that validates blocks.

All Bitcoin transactions are recorded in blocks added to the blockchain. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, a reference to the most recent prior block, and a record of the award of Bitcoins to the miner who added the new block. Each unique block can only be solved and added to the blockchain by one miner; therefore, all individual miners and mining pools on the cryptocurrency network are engaged in a competitive process and are incentivized to increase their computing power to improve their likelihood of solving for new blocks.

28

The method for creating new Bitcoins is mathematically controlled in a manner so that the supply of Bitcoins grows at a limited rate pursuant to a pre-set schedule. Mining economics have also been much more pressured by the “Difficulty Rate” – a computation used by miners to determine the amount of computing power required to mine Bitcoin. The Difficulty Rate is directly influenced by the total size of the entire Bitcoin network. The Bitcoin network has grown 12-fold in the past year, resulting in a 12-fold increase in difficulty. Meanwhile, demand from miners also drove up hardware and power prices, the largest costs of production. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoins in existence will never exceed 21 million and that Bitcoins cannot be devalued through excessive production unless the Bitcoin Network’s source code (and the underlying protocol for Bitcoin issuance) is altered.

Mining pools have developed in which multiple miners act cohesively and combine their processing power to solve blocks. When a pool solves a new block, the participating mining pool members split the resulting reward based on the processing power they each contributed to solve for such block. The mining pool operator provides a service that coordinates the workers. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ hashing power, identifies new block rewards, records how much work all the participants are doing, and assigns block rewards in-proportion to the participants’ efforts. While pool fees are not paid directly, pool fees (approximately 2% to 5%) are deducted from amounts we may otherwise earn. Participation in such pools is anticipated to be essential for our mining business.

Our Planned Bitcoin Mining Operations

We intend to purchase and maintain ASIC (application-specific integrated circuit) computers, specifically designed for cryptocurrency mining. We expect to purchase equipment from Whatsminer or Bitmain – each of which are cryptocurrency mining hardware manufacturers. We will initially place the equipment with 3rd party datacenters or farms (often referred to as a “Co-Location”) that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have not yet identified Co-Location we intend to engage for such a service, but plan to engage such a service provider in the United States once we have raised sufficient funds in this offering to purchase the ASIC computers that will be used for our Bitcoin Mining operations. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment.

The Company has not yet purchased any Bitcoin Mining Equipment, nor has it commenced or generated any revenues from Bitcoin Mining. See “Suppliers” below for expected acquisition costs and operating costs that we expect for the Bitcoin Mining operations.

Our Markets

The value of Bitcoins is determined by the supply and demand of Bitcoins in the Bitcoin exchange market (and in private end-user-to-end-user transactions), as well as the number of merchants that accept them. However, merchant adoption is very low according to a Morgan Stanley note from the summer of 2018 and appears to continue to be low.

As Bitcoin transactions can be broadcast to the Bitcoin Network by any user’s Bitcoin software and Bitcoins can be transferred without the involvement of intermediaries or third parties, there are little or no transaction costs in direct peer-to-peer transactions on the Bitcoin Network. Third party service providers such as crypto currency exchanges and Bitcoin third party payment processing services may charge significant fees for processing transactions and for converting, or facilitating the conversion of, Bitcoins to or from fiat currency.

Under the peer-to-peer framework of the Bitcoin Network, transferors and recipients of Bitcoins are able to determine the value of the Bitcoins transferred by mutual agreement, the most common means of determining the value of a Bitcoin being by surveying one or more Bitcoin exchanges where Bitcoins are publicly bought, sold and traded, i.e., the Bitcoin Exchange Market (“Bitcoin Exchange”).

On each Bitcoin Exchange, Bitcoins are traded with publicly disclosed valuations for each transaction, measured by one or more fiat currencies. Bitcoin Exchanges report publicly on their site the valuation of each transaction and bid and ask prices for the purchase or sale of Bitcoins. Market participants can choose the Bitcoin Exchange on which to buy or sell Bitcoins. To date, the SEC has rejected the proposals for Bitcoin ETF’s, citing that lack of enough transparency in the cryptocurrency markets to be sure that prices are not being manipulated. The Wall Street Journal has recently reported on how bots are manipulating the prices of Bitcoin on the crypto exchanges. However, on November 8, 2018, the SEC announced in an order (the “Order”) that it had settled charges against Zachary Coburn, the founder of the digital token exchange EtherDelta, marking the first time that the SEC has brought an enforcement action against an online digital token platform for operating as an unregistered national securities exchange.

29

Competition

In cryptocurrency mining, companies, individuals and groups generate units of cryptocurrency through mining. Miners can range from individual enthusiasts to professional mining operations with dedicated data centers, with all of which we compete. Miners may organize themselves in mining pools, with which we would compete. The Company intends to participate in mining pools. At present, the information concerning the activities of these enterprises is not readily available as the vast majority of the participants in this sector do not publish information publicly or the information may be unreliable.

Marketing

Marketing does not factor into our Bitcoin Mining operations.

Distribution

Distribution does not factor into our Bitcoin Mining operations.

Suppliers

The Company intends to purchase ASIC computers from cryptocurrency mining hardware manufacturers such as WhatsMiner or Bitmain. We will look to acquire mining equipment for $50 per terahash per second (or “TH/s”). Terahashes are the unit used to measure speed of the mining hardware mining cryptocurrencies, with a TH/s equaling one trillion hash calculations computed in one second. We have not entered into any agreement with these manufacturers or resellers for any hardware.

The Company intends to engage a Co-Location that will host, provide power, and maintain our equipment for a flat rate per Kilowatt of electricity used (typically between $0.045 to $0.08 per kilowatt). We have not yet identified the Co-Location we intend to engage for such a service, but plan to engage such a Co-Location in the United States once we have raised sufficient funds in this offering to purchase the ASIC computers that will be used for our Bitcoin Mining operations.

Bitcoin Mining equipment varies in TH/s and power consumption. Due to the large differences between the Bitcoin Mining Equipment options, the Company will make its acquisition determination based on the following calculations in order to efficiently compare the options: (1) Acquisition cost per TH/s and (2) Power cost per TH/s. We will look to acquire Bitcoin Mining capacity at an acquisition cost of between $60-75 per TH/s and power consumption costs below $1.90 per TH/s per month. For example, under these calculations 1,000 TH/s would cost the Company up to $75,000 and cost $1,900 per month to operate, and would currently produce approximately 0.00808227 (based on open-source calculators available through online resources, such as NovaBlock).

Employees

As of the date of this Offering Circular, Other than our directors and officers, who provide their services to our company and independent consultants, we have no full-time employees.

Intellectual Property

Intellectual Property does not factor into our Bitcoin Mining operations.

30

Government Regulation

Government regulation of blockchain and cryptocurrency is under review with a number of government agencies, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Federal Trade Commission and the Financial Crimes Enforcement Network of the U.S. Department of the Treasury, and in other countries. State government regulations also may apply to certain activities such as cryptocurrency exchanges (bitlicense, banking and money transmission regulations) and other activities. Other bodies which may have an interest in regulating or investigating companies engaged in the blockchain or cryptocurrency business include the national securities exchanges and the Financial Industry Regulatory Authority. As the regulatory and legal environment evolves, the Company may in its mining activities become subject to new laws, and further regulation by the SEC and other agencies. On November 16, 2018, the SEC issued a Statement on Digital Asset Securities Issuance and Trading, in which it emphasized that market participants must still adhere to the SEC’s well-established and well-functioning federal securities law framework when dealing with technological innovations, regardless of whether the securities are issued in certificated form or using new technologies, such as blockchain.

Blockchain and cryptocurrency regulations are in a nascent state with agencies investigating businesses and their practices, gathering information, and generally trying to understand the risks and uncertainties in order to protect investors in these businesses and in cryptocurrencies generally. Various bills have also been proposed in Congress for adoption related to our business which may be adopted and have an impact on us. The offer and sale of digital assets in initial coin offerings, which is not an activity we expect to pursue, has been a central focus of recent regulatory inquiries. On November 16, 2018 the SEC settled with two cryptocurrency startups, and reportedly has more than 100 investigations into cryptocurrency related ventures, according to a codirector of the SEC’s enforcement division (Wall Street Journal, November 17-18, 2018). An annual report by the SEC shows that digital currency scams are among the agency’s top enforcement priorities. The SEC is focused in particular on Initial Coin Offerings (ICOs), which involve the sale of digital tokens related to blockchain projects. Many such projects have failed to deliver on their promises or turned out to be outright scams. In the past year, the enforcement division has opened dozens of investigations involving ICOs and digital assets, many of which were ongoing at the close of FY 2018,” the SEC states in a section of the report titled “ICOs and Digital Assets.”

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may, however, become involved in material legal proceedings in the future.

DESCRIPTION OF PROPERTY

Our corporate head office is located at 15151 Springdale Street, Huntington Beach, California 92649. This location is currently provided to us at no cost. We believe that this space is sufficient to meet our present needs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this Offering Circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Offering Circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

31

Overview

Nate’s Food Co. was a food manufacturing and product company that manufactured, distributed and sold ready-to-use, pre-mixed pancake and waffle batter. Production of the pre-mix pancake and waffle batter was halted in January 2018. On August 23, 2021, the Company’s Board of Directors voted to cease operations of the pre-mixed pancake and waffle batter and have the company begin engaging in “Bitcoin Mining” – i.e. the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners.

The Company intends to purchase and maintain ASIC (application-specific integrated circuit) computers - computers are specifically designed for cryptocurrency mining - that will be used for Bitcoin Mining. We plan to initially place this Bitcoin Mining equipment with 3rd party datacenters or farms (often referred as a “Co-Location”) that will power and operate our Bitcoin Mining equipment for a fee. We plan to generate revenues through receiving Bitcoin from our Bitcoin Mining equipment. We have not sold any generated any revenues to date or acquired any Bitcoin Mining equipment.

Bitcoin Miners engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm cryptocurrency transactions included in that block’s data. Miners that are successful in adding a block to the blockchain are automatically awarded a fixed number of Bitcoins for their effort. The Company will only mine Bitcoin.

Recent Developments

On August 23, 2021, the Company’s Board of Directors voted to cease operations of the pre-mixed pancake and waffle batter and have the company begin engaging in “Bitcoin Mining” – i.e. the process by which Bitcoins are created resulting in new blocks being added to the blockchain and new Bitcoins being issued to the miners.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates the Company’s continuation as a going concern. The Company has incurred operating losses since its inception. In addition, current liabilities exceeded current assets. Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, a substantial doubt about the ability of the Company to continue as a going concern is raised. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Results of Operations

The following summary of our results of operations should be read in conjunction with our financial statements for the years ended May 31, 2021 and 2020, which are included herein. Our operating results for the years ended May 31, 2021 and 2020 and the changes between those periods for the respective items are summarized as follows:

Results of Operations - Years Ended May 31, 2021 and 2020

32

The following summary of our results of operations should be read in conjunction with our financial statements for the years ended May 31, 2021 and 2020, which are included herein. Our operating results for the years ended May 31, 2021 and 2020 and the changes between those periods for the respective items are summarized as follows:

	Year Ending May 31,		Change
	2021	2020	Change
Revenue	$1,758	$-	$1,758
Cost of goods sold	456	-	456
Gross profit	1,302	-	1,302
Operating expenses	22,434	23,245	811
Other (income) expenses	(1,164,026)	1,286,606	(2,450,632)
Net income (loss)	$1,142,894	$(1,309,851)	$(2,447,927)

Revenue

Our Company generated $1,758 in revenue with a gross profit of $1,302 or 74%, for the year ended May 31, 2021, as compared to $0 revenue with a gross profit of $0, for the year ended May 31, 2020.

Operating expenses

Our operating expenses for the year ended May 31, 2021, were $22,434 compared to $23,245 for the year ended May 31, 2020. The minimal increase in operating expenses was primarily as a result of an increase in general and administrative expenses.

Other (income) expenses

During the year ended May 31, 2021, the Company recognized $1,184,178 gain on change in fair value of derivative liabilities, compared to $1,255,026 loss on fair value of derivative liabilities during the year ended May 31,2020. During the years ended May 31, 2021 and 2020, the Company recognized interest expenses of $20,152 and $31,580, respectively.

Liquidity and Financial Condition

Working Capital

	Years Ending May 31,
	2021	2020
Current Assets	$615	$727
Current Liabilities	1,344,749	2,487,755
Working Capital Deficiency	$1,344,134	$2,487,028

Cash Flows

	Years Ending May 31,
	2021	2020
Net cash used in operating activities	$(4,112)	$(2,059)
Net cash used in investing activities	-	-
Net cash provided by financing activities	4,000	2,500
Net change in cash	$(112)	$441

The current assets as of May 31, 2021 and 2020, were all from cash at bank account of $615 and $727, respectively.

33

Our total current liabilities as of May 31, 2021, were $1,344,749 as compared to total current liabilities of $2,487,755 as of May 31, 2020. The decrease in current liabilities was primarily due to a decrease in value of derivative liabilities of $1,184,178 offset by an increase in accrued interest of $7,259, accrued interest-related parties of $12,894 and notes payable -related party of

$21,019.

Operating Activities

Net cash used in operating activities was $4,112 for the year ended May 31, 2021, and was comprised of net income of $1,142,894, offset by a $1,184,178 gain on change in fair value of derivative liability and net change in operating assets and liabilities of $37,172.  The is compared with net cash used in operating activities of $2,059 for the year ended May 31, 2020, which was comprised of net loss of $1,309,851, offset by loss on change in fair value of derivative liability of $1,255,026 and net change in operating assets and liabilities of $52,766.

Investing Activities

During the years ended May 31, 2021, and 2020, our company did not have any investing activities.

Financing Activities

Net cash from financing activities was $4,000 for the year ended May 31, 2021, compared to $2,500 from financing activities for the year ended May 31, 2020, both of which were proceeds from notes payable – related parties.

Going Concern

Our financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, our company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about our company’s ability to continue as a going concern.

The ability of our company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if our company is unable to continue as a going concern.

In the coming year, our company’s foreseeable cash requirements will relate to continual development of the operations of our business, maintaining our good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. Our company may experience a cash shortfall and be required to raise additional capital.

Historically, we have mostly relied upon internally generated funds such as shareholder loans and advances to finance our operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of our company’s stock or through loans from private investors, although there can be no assurance that we will be able to obtain such financing. Our company’s failure to do so could have a material and adverse effect upon us and our shareholders.

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

34

Off Balance sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Account Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Account Pronouncements

Our company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Plan of Operations

The Company has not yet begun its Bitcoin Mining operations. The Company plans to use the proceeds from this Offering to purchase the necessary equipment and pay necessary operational costs for its planned Bitcoin Mining operations.

Our specific plan of operations over the next 12-month period is as follows:

Months 0-3:

The Company intends to acquire an initial 2,500 TH/s for its Bitcoin Mining operations. We believe this will require $162,500 in funds to accomplish. Once we have acquired 2,500 TH/s, the Company intends begin Bitcoin Mining as soon as possible thereafter to begin generating value from the equipment.

35

Months 4-6:

The Company will begin acquiring an additional 10,000 TH/s (for a total of 12,500 TH/s) which we believe will require $650,000 in total proceeds from this offering.

Months 7-9:

The Company will continue acquiring the TH/s (to obtain a total of 25,000 TH/s) which we believe will require $1,347,500 in total proceeds from this offering.

Months 10-12:

The Company will continue seeking acquire up to 25,000 TH/s from proceeds from the offering, and by month 12, expects it will have purchased this amount, assuming the Company raises the maximum offering amount.

In order to complete our intended plan of operations, we believe $1,925,000 in Offering proceeds will be required. If we raise less than $1,925,000 from the sale of Shares in this Offering, we may be required to reduce the scope of our planned operations, depending on the amount of proceeds received in this Offering and the amount of revenues we are generating from our business, which we believe we will start generating within the next 12 months and may be able to use to help fund our operations. If we raise less than $1,925,000, we may be delayed in purchasing our initial 1,000 TH/s, and may be further delay our acquisition of 25,000 TH/s, or prevent us from acquiring it altogether. While we believe that there is no minimum amount of proceeds we must receive from this Offering in order to continue our business operations, if we do not raise at least $481,250 in proceeds from this offering, or 25% of the maximum offering amount, will be required to seek additional funding within the next 6 months to implement our plan of operations. We may seek to raise funds from additional offerings of debt or equity securities of the Company, take out a business loan, or we may request additional funds from our officers or directors.

Covid-19 Effects

If the current outbreak of the coronavirus continues to grow, the effects of such a widespread infectious disease and epidemic may inhibit our ability to conduct our business and operations and could materially harm our Company. The coronavirus may cause us to have to reduce operations as a result of various lock-down procedures enacted by the local, state or federal government, which could restrict our ability to conduct our business operations, including our Bitcoin Mining operations. The coronavirus may also cause a decrease in spending on the types of products that we plan to offer, as a result of the economic turmoil resulting from the spread of the coronavirus and thereby having a negative effect on our ability to generate revenue from the sales of our products. The continued coronavirus outbreak may also restrict our ability to raise funding when needed and may also cause an overall decline in the economy as a whole, which may reduce the value of the Bitcoin we intend to mine. The specific and actual effects of the spread of coronavirus are difficult to assess at this time as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, may cause an overall decline in the economy as a whole and also may materially harm our Company.

Trends Information

Our Company plans to raise funds from this Offering, to use to commence operations, and as of the date of this Offering Circular we have not begun mining bitcoin. All our operations to date have been developing our business plan, developing our product line and analysis the specific need of our targeted customers for these products. Accordingly, we have not experienced any recognizable trends in the last fiscal year.

For our Bitcoin Mining business, the Company intends to capitalize on the growing value of cryptocurrencies – specifically Bitcoin – as well as recent enthusiasm for cryptocurrency mining operations in certain areas which the Company believes provides opportunity.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

36

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Nate Steck	President, Chief Executive Officer and Director	51	May 12, 2014
Marc Kassoff	Vice-President, Chief Financial Officer and Director	74	May 12, 2014

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Nate Steck – President, Chief Executive Officer and Director

Mr. Steck was elected as our CEO and Director in May 2014. Mr. Steck is an entrepreneur and trained French Chef and with over 20 years’ experience in Product Development and Food Production. He has developed over 30 successful products from concept to shelf with National distribution for consumer brands and private labels, cumulative sales of 175M. He is the Co-Founder of Batter Blaster, Co-Founder of Elena’s Food Specialties and Founder of Elite foods.

Our company believes that Mr. Steck’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

Marc Kassoff – Vice-President, Chief Financial Officer and Director

Mr. Kassoff was elected as our CFO and Director in May 2014. Mr. Kassoff is currently the President and CEO of Meyer, Christian and Associates, Inc. a healthcare subrogation firm. This has been his position for the last 20 years. Mr. Kassoff is also on the Board of the Effect and Encompass which serves the South Orange County community as a Drug and Alcohol Recovery Program.

Our company believes that Mr. Kassoff’s professional background experience gives him the qualifications and skills necessary to serve as a director and officer of our company.

37

Employment Agreements

We have no formal employment agreements with any of our directors or officers.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

2020 Summary Compensation Table

Name	Capacities in which Compensation was Received	Cash Compensation (1)	Other Compensation	Total Compensation

Nate Steck	Chief Executive Officer and Director	2020: $0 2019: $0	2020: $0 2019: $0	2020: $0 2019: $0

Marc Kassoff	Chief Financial Officer and Director	2020: $0 2019: $0	2020: $0 2019: $0	2020: $0 2019: $0

Tim Denton(2)	Secretary and Director(2)	2020: $0 2019: $0	2020: $0 2019: $0	2020: $0 2019: $0

______________

1

We have not paid any compensation to any of our officers or directors during the time periods specified above. We currently do not have any employment agreements with our officers and directors. We do reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services but no such reimbursements have been paid thus far. Further, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

2	On August 26, 2021, Mr. Denton resigned as an officer and director.

Employment Agreements

The Company does not have currently have any employment agreements in place.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of August 21, 2021, certain information with respect to the beneficial ownership of our common and preferred shares by each shareholder known by us to be the beneficial owner of more than 5% of our common and preferred shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common and preferred stock, except as otherwise indicated.

38

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)(2)(3)(4)(5)(6)
Nate Steck	6,974,000 Common Stock / Direct	1.3%
15151 Springdale St,	970,052 Series A Preferred / Direct	50.0%
Huntington Beach, CA 92649	21,292 Series B Preferred / Direct	14.2%
	47,807 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	15.8%
	1,196,000 Series E Preferred / Direct	8.0%
Marc Kassoff	5,296,000 Common Stock / Direct	1.0%
15151 Springdale St,	970,051 Series A Preferred / Direct	50.0%
Huntington Beach, CA 92649	52,970 Series B Preferred / Direct	35.3%
	47,807 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	15.8%
	1,196,000 Series E Preferred / Direct	8.0%
Timothy Denton(1)	5,000,000 Common Stock / Direct	0.9%
15151 Springdale St,	25 Series A Preferred / Direct	-
Huntington Beach, CA 92649	20,419 Series B Preferred / Direct	13.6%
	47,806 Series C Preferred / Direct	19.1%
	1,000,000 Series D Preferred / Direct	15.8%
	1,196,000 Series E Preferred / Direct	8.0%

Directors and Executive Officers as a Group	17,270,000 Common Stock	3.2%
	1,940,128 Series A Preferred	99.99%
	94,681 Series B Preferred	63.1%
	143,420 Series C Preferred	57.4%
	3,000,000 Series D Preferred	47.2%
	3,588,000 Series E Preferred	23.9%

Jeremy Kaplan	20,469 Series B Preferred / Direct	13.6%
15151 Springdale St,	47,806 Series C Preferred / Direct	19.1%
Huntington Beach, CA 92649	1,000,000 Series D Preferred / Direct	15.8%
	1,196,000 Series E Preferred / Direct	8.0%

____________

*represents an amount less than 1%

(1) On August 26m 2021, Mr. Denton resigned as an officer and director of the company.

39

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 27, 2021. As of August 27, 2021 there were 537,774,616 shares of our company’s common stock issued and outstanding.

(2)

Our company is authorized to issue 2,000,000 shares of Series A Preferred Stock, par value $0.0001. As of August 27, 2021 there were 1,940,153 shares of our company’s Series A Preferred Stock issued and outstanding.

(3)

Our company is authorized to issue 150,000 shares of Series B Preferred Stock, par value $0.0001. As of August 27, 2021 there were 150,000 shares of our company’s Series B Preferred Stock issued and outstanding.

(4)

Our company is authorized to issue 250,000 shares of Series C Preferred Stock, par value $1.00. As of August 27, 2021 there were 250,000 shares of our company’s Series C Preferred Stock issued and outstanding.

(5)

Our company is authorized to issue 10,000,000 shares of Series D Preferred Stock, par value $0.0001. The Series D Preferred Stock is convertible into shares of our common stock. As of August 27, 2021 and there were 6,350,000 shares of our company’s Series D Preferred Stock issued and outstanding. Of the Series D Preferred Stock outstanding, 3,000,000 are held by our directors or officers and upon conversion, no current holder of the Series D Preferred Stock would be a beneficial owner of 5% or more of our common stock.

(6)

Our company is authorized to issue 15,000,000 shares of Series E Preferred Stock, par value $0.0001. As of August 27, 2021 there were 14,989,500 shares of our company’s Series E Preferred Stock issued and outstanding. Of the Series E Preferred Stock outstanding, 3,588,000 are held by our directors and officers. Upon conversion no current holder of the Series E Preferred stock would be a beneficial owner of 5% or more of our common stock.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Related Party Transactions

Voting control of the Company is held by Nate Steck, our Chief Executive Officer, and Marc Kassoff, our Chief Financial Officer, who own collectively approximately 80% of the voting power of the Company because they currently own 99.9% of the shares of Series A Preferred Stock, which carries 1,000 votes per share, giving them voting control of the Company. Because of this voting control, they will be in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our Chief Executive Officer and Chief Financial Officer may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders will have no way of overriding decisions made by our officers and directors.

Our Officers and Directors have the ability to control the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Our CEO will thus have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

Due to Related Party

The Company has borrowed $361,075 from our officer/director, Marc Kassoff. As at May 31, 2021 and 2020, the total amount owed to this officer was $361,075 and $334,056, respectively. Of the May 31, 2021 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017 and currently is in default, and as at May 31, 2021 and 2020, accrued interest of $28,079 and $22,379 in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2016 and currently in default and as at May 31, 2021 and 2020, accrued interest of $48,202 and $41,008 in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $232,173 of the loan includes $17,019 reclassified from accounts payable is at 0% interest, and is due on demand.  Any demand by Mr. Kassoff to repay these loans immediately could have a material adverse effect on our business, results of operations or financial condition.

Employment Agreements

The Company does not have currently have any employment agreements in place.

40

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transactions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, we plan that our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. We plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our directors and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

SECURITIES BEING OFFERED

General

Our Amended and Restated Articles of Incorporation, as amended, authorize the Company to issue up to issue 1,500,000,000 shares of common stock at a par value of $0.001.

Common Stock

The Company is authorized to issue 1,500,000,000 shares of common stock at a par value of $0.001. There were no issuances of common stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 537,774,616 shares of common stock were issued and outstanding.

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

There were no issuances of the Series A Preferred Stock during the years ended May 31, 2021 and 2020. As of May 31, 2021 and 2020, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the years ended May 31, 2021 and 2020. As of May 31, 2021 and 2020, 150,000 shares of Series B Preferred Stock were issued and outstanding.

41

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

There were no issuances of the Series C Preferred Stock during the years ended May 31, 2021 and 2020. As of May 31, 2021 and 2020, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Preferred Stock at a par value of $0.0001. The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 of fully paid and nonassessable shares of common stock.

There were no issuances of the Series D Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 6,350,000 shares of Series D Preferred Stock were issued and outstanding.

Series E Preferred

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders.

There were no issuances of the Series E Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 14,989,500 shares of Series E Preferred Stock were issued and outstanding.

Options and Warrants

On September 29, 2015, the Company granted 1,000,000 warrants valued at $29,000 to Vista Capital Investments, LLC, in exchange for interest owed of $12,222, and recognized a loss on debt settlement of $16,778. Warrants were originally exercisable into 1,000,000 shares of common stock, for a period of five years from issuance, at a price of $0.05 per share, with multiple reset provisions when the share price is below $0.05. As a result of these reset features, additional warrants were issued and became exercisable into 92,332,564 shares of common stock at $0.00011 per share. Each warrant was exercisable into one share of common stock. These warrants expired in 2020. The Company has no other warrants or options.

42

SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to the Offering, there are 537,774,616 Shares issued and outstanding. Upon closing of this Offering, if it is fully subscribed, 889,316,137 Shares will be issued and outstanding.

All of the Shares sold in this offering will be freely tradable unless purchased by our affiliates.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the then-outstanding Shares, which will equal approximately 1,307,541 Shares immediately after this offering; and

•	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our Common Stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the Common Stock, and there can be no assurance that a significant public market for the Common Stock will develop or be sustained after the offering. Any future sale of substantial amounts of the Common Stock in the open market may adversely affect the market price of the Common Stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

State Securities – Blue Sky Laws

Transfer of our Shares may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our Shares may not be traded in such jurisdictions. Because the securities qualified hereunder have not been registered for resale under the blue sky laws of any state, the holders of such Shares and persons who desire to purchase them in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the Shares for an indefinite period of time.

43

We currently do not intend to and may not be able to qualify securities for resale in states which require Shares to be qualified before they can be resold by holders of Shares.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•

A “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

•	Acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	Within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•

A person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	Designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by legal counsel in Exhibit 12.1.

EXPERTS

The financial statements included in this Offering Circular and the offering statement have been audited by Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), our independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAME EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the validity of the securities offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

44

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.natesfoodco.com. After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information

45

NATE’S FOOD CO. AUDITED FINANCIAL STATEMENTS

May 31, 2021 and 2020

46

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders Nate’s Food Co.

Huntington Beach, CA

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nate’s Food Co. (the Company) as of May 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-1

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Consideration” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. At May 31, 2021, the Company had an accumulated deficit of $5,018,302. The Company has contractual obligations such as commitments for repayments of accounts and notes payable and accrued interest (collectively “obligations”). Currently management’s forecasts and related assumptions illustrate their ability to meet the obligations through planned resumption of operations, management of expenditures, obtaining additional loans from related and unrelated parties, and private placements of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to resume operations and access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through related and unrelated party loans.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to resume operations, manage expenditures, its ability to access funding from the capital market, and its ability to obtain loans from related and unrelated parties. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others, evaluating the probability that the Company will be able to: (i) resume operations, (ii) access funding from the capital markets, (iii) manage expenditures, and (iv) obtain loans from related and unrelated parties.

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah a dba of Heaton & Company, PLLC We have served as the Company’s auditor since 2018.

Pinnacle Accountancy Group of Utah Farmington, Utah

July 27, 2021

F-2

Nate’s Food Co.

Balance Sheets

	May 31,	May 31,
	2021	2020
ASSETS
Current assets:
Cash	$615	$727
Total current assets	615	727

TOTAL ASSETS	$615	$727

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$298,489	$298,489
Accrued interest	34,546	27,287
Accrued interest - related party	76,281	63,387
Notes payable - related party	361,075	340,056
Convertible notes	36,818	36,818
Derivative liability	537,540	1,721,718
Total current liabilities	1,344,749	2,487,755

Total liabilities	1,344,749	2,487,755

Stockholders’ Deficit:
Series A Preferred Stock, Par Value $0.0001, 2,000,000 shares authorized, 1,940,153 issued and outstanding	194	194
Series B Preferred Stock, Par Value $0.0001, 150,000 shares authorized, 150,000 issued and outstanding	15	15
Series C Preferred Stock, Par Value $1.00, 250,000 shares authorized, 250,000 issued and outstanding	250,000	250,000
Series D Preferred Stock, Par Value $0.0001, 10,000,000 shares authorized, 6,350,000 issued and outstanding	635	635
Series E Preferred Stock, Par Value $0.0001, 15,000,000 shares authorized, 14,989,500 issued and outstanding, respectively	1,499	1,499
Common Stock, Par Value $0.001, 1,500,000,000 shares authorized, 537,774,616 issued and outstanding, respectively	537,774	537,774
Additional paid in capital	2,884,051	2,884,051
Accumulated deficit	(5,018,302)	(6,161,196)
Total stockholders’ deficit	(1,344,134)	(2,487,028)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$615	$727

The accompanying notes are an integral part of these financial statements.

F-3

Nate’s Food Co.

Statements of Operations

	May 31, 2021	May 31, 2020

Sales	$1,758	$-
Cost of Goods Sold	456	-
Gross Profit	1,302	-

Operating Expenses
Selling, general and administrative	$22,434	$23,245
Total operating expenses	22,434	23,245

Operating Loss	(21,132)	(23,245)

Other (Income) Expense
(Gain) loss on change in fair value of derivative liability	(1,184,178)	1,255,026
Interest expense	20,152	31,580
Total other (income) expenses	(1,164,026)	1,286,606

Net Income (Loss)	$1,142,894	$(1,309,851)

Net income (loss) per common share:
Basic	$0.00	$0.00
Diluted	$0.00	$0.00

Weighted average number of common shares outstanding:
Basic	537,774,616	537,774,616
Diluted	545,415,172	537,774,616

The accompanying notes are an integral part of these financial statements.

F-4

Nate’s Food Co.

Statements of Changes in Stockholders’ Deficit

	Preferred Stock										Common		Additional		Total
	Series A		Series B		Series C		Series D		Series E		Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances May 31, 2019	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(4,851,345)	$(1,177,177)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,309,851)	(1,309,851)
Balances May 31, 2020	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(6,161,196)	$(2,487,028)
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	1,142,894	1,142,894
Balances May 31, 2021	1,940,153	$194	150,000	$15	250,000	$250,000	6,350,000	$635	14,989,500	$1,499	537,774,616	$537,774	$2,884,051	$(5,018,302)	$(1,344,134)

The accompanying notes are an integral part of these financial statements.

F-5

Nate’s Food Co.

Statements of Cash Flow

	Year Ended
	May 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,142,894	$(1,309,851)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
(Gain) loss on change in fair value of derivative liability	(1,184,178)	1,255,026
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	17,019	32,594
Accrued interest - related party	12,894	12,892
Accrued interest	7,259	7,280
Net cash used in operating activities	(4,112)	(2,059)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	4,000	2,500
Net cash provided by financing activities	4,000	2,500

Net cash increase (decrease) for the period	(112)	441
Cash at beginning of period	727	286
Cash at end of period	$615	$727

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-Cash Investing and Financing Activity:
Reclassification of accounts payable to notes payable - related party	$17,019	$-

The accompanying notes are an integral part of these financial statements.

F-6

NATE’S FOOD CO.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2021 AND 2020

Note 1 – Organization and Summary of Significant Accounting Policies

Organization and Nature of Business

Nate’s Food Co. (“we”, “us”, “our”, the “Company” or the “Registrant”) was incorporated in the state of Colorado on January 12, 2000. Nate’s Food Co. is domiciled in the state of Colorado, and its corporate headquarters are located in Huntington Beach, California. The Company selected May 31 as its fiscal year end. On May 12, 2014, Nate’s Pancakes Inc. was incorporated in the state of Indiana. On May 19, 2014, the Company completed a reverse merger between Nate’s Pancakes, Inc and Capital Resource Alliance. Nate’s Pancakes was the surviving Company. In May 2014, the Company changed its name from Capital Resource Alliance to Nate’s Food Co.

We sell a ready-to-use, pre-mixed pancake and waffle batter delivered in a pressurized can. Our current product is an original flavor of pancake and waffle batter. Currently, we have developed three flavors for our pancake and waffle mix. We suspended our operations in 2018, but plan to resume our pancake and waffle batter operations, and to expand into other baked goods and other non-breakfast areas.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on Nate’s Food Co. financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. Nate’s Food Co.’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term marketable securities purchased with maturity of three months or less to be cash equivalents.

Stock-Based Compensation

The Company applies ASC 718 “Compensation – Stock Compensation” to stock-based compensation to employees and non-employees, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized over the estimated service period (generally the vesting period) on the straight-line method. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, "Revenue Recognition” following the five steps procedure:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

F-7

The Company’s sales are derived from the sale of ready-to-use, pre-mixed pancake and waffle batter. The Company recognizes revenue at a point in time when it satisfies its obligation by transferring control of the goods to the customer. The cost of sales includes packaging-related expenses.

During the years ended May 31, 2021 and 2020, the Company recognized revenue of $1,758 and nil, respectively, for the goods that have been delivered to the customers. During the years ended May 31, 2021 and 2020, the Company incurred cost of sales of $456 and nil, respectively, resulting in gross profit of $1,302 and nil, respectively.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable and accrued liabilities, convertible notes and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

The Company adopted ASC Topic 820, Fair Value Measurements (“ASC Topic 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets; liabilities in active markets;

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active; or directly or indirectly including inputs in markets that are not considered to be active;

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

F-8

The following table summarizes fair value measurements by level at May 31, 2018 and 2017, measured at fair value on a recurring basis:

May 31, 2021	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$537,540	$537,540

May 31, 2020	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,721,718	$1,721,718

Earnings (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for outstanding warrants and options and using the if-converted method for convertible debt and convertible preferred stock. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For the years ended May 31, 2021 and 2020, respectively, the following warrants, convertible notes and convertible preferred stock were potentially dilutive.

	Year ended
	May 31,
	2021	2020
	(Shares)	(Shares)
Warrants	-	92,322,564
Convertible notes payable	185,358,384	582,762,000
Series B convertible preferred stock	150,000,000	150,000,000
Series C convertible preferred stock	16,500,000	16,500,000
Series D convertible preferred stock	95,250,000	95,250,000
Series E convertible preferred stock	149,895,000	95,250,000
	597,003,384	1,032,084,564

For the year ended May 31, 2020, the warrants, convertible notes and convertible preferred stock that were potentially dilutive, were excluded from the computation of diluted net loss per shares as the result of the computation was anti-dilutive.

The following represents a reconciliation of the numerators and denominators of the basic and diluted earnings per share computation for the year ended May 31, 2021:

	Net Income (Loss)	Shares	Per Share
	(Numerator)	(Denominator)	Amount
Basic EPS	$1,142,894	537,774,616	$0.00
Effect of dilutive securities:
Warrants	-	-	-
Convertible notes payable	(1,190,805)	185,358,384	-
Preferred stock	-	-	-
Diluted EPS	$(47,911)	723,133,000	$(0.00)

F-9

Recently Issued Accounting Pronouncements

The Company has determined that there are no applicable recently issued accounting pronouncements that are expected to have a material impact on these financial statements.

Note 2 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has negative working capital, recurring losses, and does not have an established source of revenues sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the succeeding paragraphs and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

In the coming year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with operations and business developments. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon internally generated funds such as shareholder loans and advances to finance its operations and growth. Management may raise additional capital by retaining net earnings or through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

Note 3 – Related Party Transactions

Notes Payable – Related Party

During the years ended May 31, 2021 and 2020, the Company borrowed $4,000 and $2,500, respectively from our officer for working capital purposes. As at May 31, 2021 and 2020, the total amount owed to this officer was $361,075 and $334,056, respectively. Of the May 31, 2021 amount, $57,000 of the loan is at 10% interest and was to be repaid by June 28, 2017 and currently is in default, and as at May 31, 2021 and 2020, accrued interest of $28,079 and $22,379 in interest has been recorded with respect to this loan. There is no additional interest charged to the note as a result of the default. Additionally, $71,902 of the loan is at 10% interest and due on December 31, 2016 and currently in default and as at May 31, 2021 and 2020, accrued interest of $48,202 and $41,008 in interest has been recorded with respect to this loan.There is no additional interest charged to the note as a result of the default. Additionally, $232,173 of the loan includes $17,019 reclassified from accounts payable is at 0% interest, and is due on demand.

Note 4 – Convertible Notes

The Company had the following convertible notes payable outstanding as of May 31, 2021 and 2020:

	May 31,	May 31,
	2021	2020
Convertible notes payable	$36,818	$36,818
	36,818	36,818
Less: debt discount and deferred financing cost	-	-
	36,818	36,818
Less: current portion of convertible notes payable	36,818	36,818
Long-term convertible notes payable	$-	$-

F-10

On October 13, 2016, the Company received financing from an unrelated party in the amount of $85,500 with $5,000 original issue discount and incurred $8,000 in financing costs. On December 29, 2017, the principal balance along with the related default penalties, accrued and unpaid interest, and the conversion rights were sold to another unrelated party. The original issue discount and financing costs were amortized over the original life of the note using the effective interest method. The $85,500 bears 10% interest and matured on July 13, 2017. The note is currently in default, and bears 18% interest rate while in default. The holder shall be entitled to convert any portion of the outstanding and unpaid conversion amount into fully paid and non-assessable shares of common stock. The conversion price is the 45% discount to the lowest traded price during the previous 20 trading days to the date of a conversion notice. The Company may redeem the note at rates ranging from 125% to 150% depending on the redemption date. The note was discounted for a derivative (see note 5 for details) and the discount was amortized over the original life of the note using the effective interest method. During the years ended May 31, 2021 and 2020, the Company recognized interest expense of $7,259 and $7,279, respectively. As of May 31, 2021 and 2020, the Company had accrued interest of $34,546 and $27,287, respectively.

Note 5 – Derivative Liability

The Company analyzed the conversion options on its convertible note (note 4) for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the embedded conversion option should be classified as a liability when the conversion option becomes effective and there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants (note 6) as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

The following table summarizes the derivative liabilities included in the balance sheets at May 31, 2021 and 2020:

Balance - May 31, 2019	$466,692

(Gain) on change in fair value of the derivative	1,255,026
Balance - May 31, 2020	$1,721,718

Loss on change in fair value of the derivative	(1,184,178)
Balance - May 31, 2021	$537,540

The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability, as well as the determined value of the option liability at each measurement date:

	May 31,	May 31,
	2021	2020
Expected term	(3.14) – 0.08 years	(2.13) – 1.08 years
Expected average volatility	336%	274% - 361%
Expected dividend yield	-	-
Risk-free interest rate	0.08%	0.18% - 1.76%

Note 6 – Equity Transaction

Preferred Stock

Series A Preferred Stock

The Company is authorized to issue 2,000,000 shares of series A Preferred Stock at a par value of $0.0001. The Series A Preferred Stock has voting rights equal to 1,000 votes for each 1 share of common stock owned. The Series A Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series A Preferred Stock.

F-11

There were no issuances of the Series A Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 1,940,153 shares of series A Preferred Stock were issued and outstanding.

Series B Preferred Stock

The Company is authorized to issue 150,000 shares of Series B Preferred Stock at a par value of $0.0001. The Series B Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series B Preferred Stock. The Series B Preferred Stock converts into common stock at a ratio of 1:1,000. However, the Series B Preferred Stock may not be converted for a period of 12 months from the date of issue.

There were no issuances of the Series B Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 150,000 shares of Series B Preferred Stock were issued and outstanding.

Series C Preferred Stock

The Company is authorized to issue 250,000 shares of Series C Preferred Stock at a par value of $1. The Series C Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series C Preferred Stock. The Preferred Stock can be converted to common stock, at a conversion rate of 66 common shares for each preferred stock.

There were no issuances of the Series C Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 250,000 shares of Series C Preferred Stock were issued and outstanding.

Series D Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Series D Preferred Stock at a par value of $0.0001. The Series D Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series D Preferred Stock. Beginning January 1, 2017, each holder of shares of Series D Preferred Stock may, at any time and from time to time, convert each of its shares of Series D Preferred Stock into a 15 of fully paid and nonassessable shares of common stock.

There were no issuances of the Series D Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 6,350,000 shares of Series D Preferred Stock were issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 15,000,000 shares of series E Preferred Stock at a par value of $0.0001. The Series E Preferred Stock shall have no liquidation preference over any other class of stock and there will be no dividends due or payable on the Series E Convertible Preferred Stock. Beginning October 1, 2016, each share of Series E Preferred Stock is convertible into ten (10) shares of common stock. From October 1, 2016 to October 1, 2018, holders of Series E Preferred Stock may at any time convert to shares of common stock, thereafter, the Company may elect to convert any outstanding stock at any time without notice to the shareholders. The Company evaluated the conversion feature and concluded that it did not qualify as a derivative transaction. The Company evaluated the convertible preferred stock under FASB ACS 470-20-30 and determined it does not contain a beneficial conversion feature.

There were no issuances of the Series E Preferred Stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 14,989,500 shares of Series E Preferred Stock were issued and outstanding, respectively.

F-12

Common stock

The Company is authorized to issue 1,500,000,000 shares of common stock at a par value of $0.001.

There were no issuances of common stock during the years ended May 31, 2021 and 2020.

As of May 31, 2021 and 2020, 537,774,616 shares of common stock were issued and outstanding, respectively.

Warrants

On September 29, 2015, the Company granted 1,000,000 warrants valued at $29,000 to Vista Capital Investments, LLC, in exchange for interest owed of $12,222, and recognized a loss on debt settlement of $16,778. Warrants were originally exercisable into 1,000,000 shares of common stock, for a period of five years from issuance, at a price of $0.05 per share, with multiple reset provisions when the share price is below $0.05. As a result of these reset features, additional warrants were issued and became exercisable into 92,332,564 shares of common stock at $0.00011 per share. Each warrant was exercisable into one share of common stock.

The following table summarizes warrant activity for the years ended May 31, 2021 and 2020:

	Number of shares	Weighted Average Exercise Price	Weighted Average Life (years)
Outstanding, May 31, 2019	36,933,026	$0.00028	1.33 years

Reset features	55,399,539	0.00011	0.33 years
Forfeited	-	-	-
Exercised	-	-	-
Outstanding, May 31, 2020	92,322,564	$0.00011	0.33 years

Reset features	-	-	-
Forfeited	(92,332,564)	(0.00011)	-
Exercised	-	-	-
Outstanding, May 31, 2021	-	$-	-

Aggregate intrinsic value is the sum of the amounts by which the quoted market price of the Company’s stock exceeded the exercise price of the warrants at May 31, 2017, for those warrants for which the quoted market price was in excess of the exercise price (“in-the-money” warrants).

The Company determined that the warrants qualify for derivative accounting (see note 5).

Note 7 – Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended May 31, 2021 and 2020 as applicable under FASB ASC 740. We did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All tax returns for the Company remain open.

F-13

On December 22, 2017, the United States enacted the Tax Cuts and Jobs Act (the “Act”) resulting in significant modifications to existing law including lowering the corporate tax rate from 35% to 21%. In addition to applying the new lower corporate tax rate in 2018 and thereafter to any taxable income we may have, the legislation affects the way we can use and carry forward net operating losses previously accumulated and results in a revaluation of deferred tax assets and liabilities recorded on our balance sheet. The Company has completed the accounting for the effects of the Act during the period ended May 31, 2021. Given that current deferred tax assets are offset by a full valuation allowance, these changes will have no impact on the balance sheet.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the federal statutory rate	21%
Effect on operating losses	(21)%

Changes in the net deferred tax assets consist of the following:

Income tax	May 31,	May 31,
	2021	2020
Net operating loss carry forward	$1,080,649	$1,121,933

A reconciliation of income taxes computed at the statutory rate is as follows:

	May 31,	May 31,
	2021	2020
Total deferred tax assets at statutory tax rate	$226,936	$235,606
Increase in valuation allowance	(226,936)	(235,606)
Net deferred tax asset	$-	$-

Note 8 – Risks and Uncertainties

In early 2020, the World Health Organization declared the rapidly spreading coronavirus disease (COVID-19) outbreak a pandemic. This pandemic has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no retroactive material adverse impacts on the Company’s results of operations and financial position at May 31, 2021 and 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company in the future. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities as of the date of issuance of this Annual Report on Form 10-K. These estimates may change, as new events occur and additional information is obtained.

Note 9 – Subsequent Events

Management has evaluated subsequent events through the date these financial statements were issued. Based on our evaluation no material events have occurred that require disclosure.

F-14

NATE’s FOOD CO.

Best Efforts Offering of

$1,925,000 Maximum Offering Amount (770,000,000 Common Stock Shares)

OFFERING CIRCULAR

47

PART III – EXHIBITS

Index to Exhibits

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (Incorporated by reference to our Registration Statement on Form SB-2 filed on September 14, 2007)
3.2	Bylaws ((Filed as an exhibit 3.2 to the Company’s Form 10-12G dated June 29, 2014 and incorporated herein by reference))
3.3	Restated Articles of Incorporation (Incorporated by reference to our Registration Statement on Form 10 filed on July 29, 2014)
3.4	Restated Articles of Incorporation field with the Colorado Secretary of State on September 18, 2015 (Incorporated by reference to our Annual Report on Form 10-K filed on October 6, 2016)
3.5

Certificate of Designation, Preferences and Rights of Series D Preferred Stock filed with the Colorado Secretary of State on June 28, 2016 (Incorporated by reference to our Annual Report on Form 10-K filed on October 6, 2016)

3.6	Restated Articles of Incorporation (Incorporated by reference to our Current Report on Form 8-K filed on August 4, 2017)
4.1	Form of Subscription Agreement
10.1	Power of attorney (included on signature page).
11.1	Auditors Consent
11.2	Legal Consent (included in Exhibit 12.1) - To be filed by amendment.
12.1	Opinion of Legality - To be filed by amendment.

48

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on August 30, 2021.

NATE’s FOOD CO

By:	/s/ Nate Steck
Name: Nate Steck
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nate Steck as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on August 30, 2021.

Name	Title

/s/ Nate Steck	Chief Executive Officer, Director
Nate Steck	(Principal Executive Officer)

/s/ Marc Kassoff	Chief Financial Officer, Director ( Principal, Financial and Accounting Officer)
Marc Kassoff

49